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                                                EXHIBIT G(III) UNDER FORM N-1A

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                                            EXHIBIT 10 UNDER ITEM 601/REG. S-K
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                                 STATE STREET
                              MTB Group of Funds
        Custody, Fund Accounting and Fund Administration Fee Schedule


CUSTODY AND FUND ACCOUNTING SERVICES:

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions. Maintain investment ledgers, provide selected general ledger reports, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily.

Fund administration services:

Reporting/
Audit Coordination:     Semi-annual and annual financial statement
                  preparation, NSAR preparation and filing, drafting of Form 24 notice, audit co-ordination including completion of audit letters, rating and survey agency reporting and daily and periodic client reporting

Performance:            Total returns (before and after tax) and SEC Yield
calculation oversight

Treasury Services:      Expense budgeting and invoice processing,
                  distribution forecasting, NAV oversight

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                                     Fees
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The fee below is an annual charge, billed and payable monthly, based on average monthly net assets.

Domestic Custody (Global schedule attached - Exhibit 1)
      First $250 Million                  .50 BP
      Next $250 Million             .33 BP
      Excess                              .25 BP
Fund Accounting and Fund Administration (Domestic and Global)
      First $5 Billion                    3.70 BP's
      Next $5 Billion                     3.40 BP's
      Next $10 Billion                    3.15 BP's
      Over $20 Billion                    2.90 BP's
Out of Pocket
      Domestic                      Waived
      Global                              Bill as incurred
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                                  Payment

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The above fees will be charged monthly against the fund's  custodian  checking account five (5) days after the invoice is mailed to the fund's offices.
--------------------------------------------------------------------------------
MTB GROUP OF FUNDS                         STATE STREET BANK AND TRUST COMPANY

BY:     /S/ BETH S. BRODERICK              BY:    /S/ MICHAEL HAGERTY
        -----------------------------------       ------------------------------
        -----------------------------------       ------------------------------
TITLE:  VICE PRESIDENT                     TITLE: SENIOR VICE PRESIDENT
        -----------------------------------       ------------------------------
        -----------------------------------       ------------------------------
DATE:   12/3/03                            DATE:  12/15/03
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Exhibit # 1
Attachment to Custody, Fund Accounting and Fund Administration Fee Schedule

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                                 State Street
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                         Global Custody Fee Schedule
                              MTB Group of Funds


Custody: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

===================================================================================
   COUNTRY     * HOLDING   TRANSACTION      COUNTRY      *HOLDING     TRANSACTION
               CHARGES IN    CHARGES                    CHARGES IN      CHARGES
                 BASIS     (PER TRADE)                 BASIS POINTS   (PER TRADE)
                 POINTS                                (ANNUAL FEE)
              (ANNUAL FEE)
========================================  =========================================

Argentina        35.0          $125       Lebanon          40.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------
Australia         5.0           $25       Lithuania        35.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Austria          10.0           $25       Luxembourg       35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bahrein          50.0          $150       Malaysia         15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bangladesh       45.0          $125       Mauritius        45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Belgium          10.0           $50       Mexico           15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bermuda          65.0          $150       Morocco          35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bolivia          45.0          $125       Namibia          45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Botswana         40.0          $150       Netherlands      15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Brazil           35.0          $100       New Zealand       5.0            $25
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bulgaria         50.0          $100       Norway           15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Canada            3.0           $25       Oman             65.0           $150
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Chile            40.0          $100       Pakistan         45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
China            35.0          $100       Peru             45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Colombia         45.0          $150       Philippines      15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Croatia          50.0          $100       Poland           45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Cyprus           45.0          $125       Portugal         15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Czech            35.0          $100       Romania          75.0           $100
Republic
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Denmark           5.0           $25       Russia           55.0           $300
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ecuador          35.0          $100       Singapore        15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Egypt            35.0          $100       Slovakia         45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Estonia          50.0           $50       Slovak           45.0            $75
                                          Republic
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Euroclear         5.0           $25       Slovania         75.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Finland          15.0           $60       South Africa      5.0            $25
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
France            6.0           $25       South Korea      45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Germany           5.0           $25       Spain            15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ghana            35.0          $100       Sri Lanka        35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Greece           45.0          $125       Swaziland        75.0           $200
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Hong Kong         9.0           $50       Sweden           15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Hungary          45.0          $125       Switzerland       5.0            $25
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Iceland          35.0           $50       Taiwan           35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
India            45.0          $125       Thailand         15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Indonesia        15.0           $50       Trinidad &       35.0           $100
                                          Tobago
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ireland          15.0           $50       Tunisia          45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Israel           35.0          $100       Turkey           35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Italy             5.0           $25       Ukraine          75.0           $300
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ivory Coast      75.0          $150       United            5.0            $25
                                          Kingdom
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Jamaica          45.0          $125       Uruguay          45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Japan             5.0           $25       USA                        Refer to
                                                                     Domestic
                                                                     Fee Schedule
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Jordan           45.0          $125       Venezuela        45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Kenya            35.0          $100       Zambia           35.0           $100
----------------------------------------  -----------------------------------------
Latvia           65.0           $50       Zimbabwe         35.0           $100
-----------------------------------------------------------------------------------
----------------------------------------  -----------------------------------------

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